UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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SP PLUS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amendment to Proxy Statement

SP Plus Corporation (the “Company”) filed its 2018 Proxy Statement related to election of directors, the amendment and restatement of its Long-Term Incentive Plan and other matters with the Securities and Exchange Commission on April 2, 2018 (the “Proxy Statement”). This amendment to the Proxy Statement amends one page of the body of the Proxy Statement and two pages of Appendix B, the Company’s Long-Term Incentive Plan, as Amended and Restated. These three amendments are set forth below.

The second paragraph on page 49 is amended to add “and April 20, 2018” at the end of the first clause, which is the date the Board of Directors approved the final Long-Term Incentive Plan, as Amended and Restated. Accordingly, the sentence, marked to show changes and revised by this amendment and incorporated by reference into the Proxy Statement, now reads as follows:

On March 7, 2018 and March 20, 2018 and April 20, 2018, the Board adopted, subject to stockholder approval, an amendment and restatement of the Plan (“Restated Plan”) to (i) increase the number of shares available for awards under the Plan from 2,975,000 to 3,775,000, an increase of 800,000 shares; (ii) eliminate certain provisions related to “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”); and (iii) make certain updates to the basic form of the Plan document.

The amended sentence in its entirety now reads as follows:

On March 7, 2018 and March 20, 2018 and April 20, 2018, the Board adopted, subject to stockholder approval, an amendment and restatement of the Plan (“Restated Plan”) to (i) increase the number of shares available for awards under the Plan from 2,975,000 to 3,775,000, an increase of 800,000 shares; (ii) eliminate certain provisions related to “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”); and (iii) make certain updates to the basic form of the Plan document.

The first amendment to Appendix B of the Proxy Statement is to change the word “adoption” to “consummation” in the first sentence of the second paragraph of Article XIX on page 19 of the Restated Plan. Accordingly, the sentence, marked to show changes and revised by this amendment and incorporated by reference into the Proxy Statement, now reads as follows:

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion accelerate the timing of the exercise provisions of any Award in the event of (i) the ~~adoption~~ consummation of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities.
The amended sentence in its entirety now reads as follows:

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion accelerate the timing of the exercise provisions of any Award in the event of (i) the consummation of a plan of merger or consolidation under which a majority of the Shares of the Company would be converted into or exercised for cash or securities of any other corporation or entity, or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities.
The second amendment to Appendix B of the Proxy Statement is to change the adoption date set forth on page 23 at the end of the Restated Plan from “Adopted this 7th day of March, 2018” to “Adopted this 20th day of April, 2018.” Accordingly, the clause, marked to show changes and revised by this amendment and incorporated by reference into the Proxy Statement, now reads as follows:

Adopted this ~~7th~~ 20th day of ~~March~~ April, 2018

The amended clause in its entirety now reads as follows:

Adopted this 20th day of April, 2018

Additional background regarding these amendments to the Proxy Statement is set forth in the Company’s Form 8-K filed on April 23, 2018.